UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

F&M Bank Corp.
(Exact name of registrant as specified in its charter)

Virginia	000-13273	54-1280811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1111

Timberville, Virginia 22853

(540) 896-8941

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of 2020 Stock Incentive Plan.

On May 21, 2026, the Board of Directors of F & M Bank Corp. (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2020 Stock Incentive Plan (the “Plan”).

The Amendment makes the following changes to the Plan: (i) adds a new defined term, “Retirement,” defined as the termination of employment or service by a participant after the participant has attained age 65 and completed at least five consecutive years of employment or service with the Company or an affiliate; (ii) grants the Compensation Committee of the Board discretionary authority, upon a participant's Retirement, to consider whether to accelerate the vesting of some or all of such participant’s unvested awards, subject to the terms of the Plan and the applicable award agreement; and (iii) updates the Plan’s existing clawback provision to clarify that awards under the Plan are subject to deductions, recovery, or repayment as may be required to be made pursuant to any policy adopted by the Company or any of its affiliates pursuant to any law, government regulation, or stock exchange listing requirement.

The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
10.1	Amendment to the F & M Bank Corp. 2020 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

Date: May 27, 2026	By:	/s/ Lisa F. Campbell
Lisa F. Campbell Executive Vice President and Chief Financial Officer

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